Exhibit 99.1

The LGL Group, Inc. Reports Q2 2018 Financial Results

ORLANDO, FL, August 9, 2018 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced its financial results for the three and six months ended June 30, 2018.

Summary of Q2 2018 Financial Results:

•	Revenues of $6.2 million, up 5.1% compared to Q2 2017 of $5.9 million
•	Net income of $0.10 per share, compared to $0.01 for the prior year quarter
•	Order backlog improved 33.1% to $14.5 million at June 30, 2018 from $10.9 million at June 30, 2017
•	Adjusted EBITDA was $616,000, or $0.13 per share on a diluted basis, compared to $234,000, or $0.09 per share for Q2 2017

Commenting on the Company’s Q2 2018 results, Executive Chairman and CEO, Michael J. Ferrantino, Sr. stated, “I am pleased to report that both revenues and backlog increased, and our book to bill ratio continue to be very positive. We experienced growth of 5.1% in revenues over the prior year quarter, while at the same time backlog increased over 33%, exceeding $14 million at the end of the quarter. This strong performance in sales and revenues, combined with our continued profitability, validates our strategy of developing higher margin, market-driven, highly engineered assemblies in the defense and aerospace markets.”

Mr. Ferrantino continued, “We have demonstrated our commitment and are continuing to work in pursuit of shareholder value. With our available funds, as well as our much improved operations we continue to look, both inside and outside our industry, where our management expertise will facilitate rapid top and bottom-line growth.”

In closing, Mr. Ferrantino added, “The Company is off to a great start and is positioned to perform well in 2018. We are looking forward to continuing to provide value to our dedicated employees, customers, and shareholders, and would like to thank you all for your support.”

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong, Sacramento, California and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Shares and Per Share Amounts)

For the Three Months Ended June 30,	2018	2017
REVENUES	$6,157	$5,859
Costs and expenses:
Manufacturing cost of sales	3,594	3,992
Engineering, selling and administrative	2,074	1,823
OPERATING INCOME	489	44
Total other income, net	61	1
INCOME BEFORE INCOME TAXES	550	45
Income tax provision	(78)	(25)
NET INCOME	$472	$20

Weighted average number of shares used in basic EPS calculation	4,698,393	2,675,466
Weighted average number of shares used in diluted EPS calculation	4,804,165	2,687,775
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.10	$0.01

For the Six Months Ended June 30,	2018	2017
REVENUES	$12,102	$11,483
Costs and expenses:
Manufacturing cost of sales	7,310	7,550
Engineering, selling and administrative	4,145	3,781
OPERATING INCOME	647	152
Total other income, net	97	7
INCOME BEFORE INCOME TAXES	744	159
Income tax provision	(79)	(28)
NET INCOME	$665	$131

Weighted average number of shares used in basic EPS calculation	4,697,415	2,675,466
Weighted average number of shares used in diluted EPS calculation	4,804,621	2,688,128
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.14	$0.05

THE LGL GROUP, INC.

Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$1,565	$13,250
Marketable securities	15,664	3,803
Accounts receivable, net	3,880	3,393
Inventories, net	4,302	3,875
Prepaid expenses and other current assets	168	229
Total Current Assets	25,579	24,550
Property, plant, and equipment, net	2,170	2,179
Intangible assets, net	515	552
Deferred income taxes, net	155	173
Other assets, net	-	101
Total Assets	$28,419	$27,555
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	2,819	2,627
Total Stockholders' Equity	25,600	24,928
Total Liabilities and Stockholders' Equity	$28,419	$27,555

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the Three Months Ended June 30,	2018	2017
(000's, except shares and per share amounts)
Net income before income taxes	$550	$45
Interest (income) expense	6	5
Depreciation and amortization	127	176
Non-cash stock compensation	6	8
Investment Income	(73)	—
Adjusted EBITDA	$616	$234

Basic per share information:
Weighted average shares outstanding	4,698,393	2,675,466
Adjusted EBITDA per share	$0.13	$0.09

Diluted per share information:
Weighted average shares outstanding	4,804,165	2,687,775
Adjusted EBITDA per share	$0.13	$0.09
For the Six Months Ended June 30,	2018	2017
(000's, except shares and per share amounts)
Net income before income taxes	$744	$159
Interest (income) expense	(6)	11
Depreciation and amortization	249	363
Non-cash stock compensation	13	15
Investment income	(104)	—
Recovery of note receivable	(4)	—
Adjusted EBITDA	$892	$548

Basic per share information:
Weighted average shares outstanding	4,697,415	2,675,466
Adjusted EBITDA per share	$0.19	$0.20

Diluted per share information:
Weighted average shares outstanding	4,804,621	2,688,128
Adjusted EBITDA per share	$0.19	$0.20